EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO

18 U.S.C. §1350

I, Andrew Berger, the Chief Executive Officer and Interim Chief Financial Officer of Tuesday Morning Corporation, hereby certify that to the best of my knowledge and belief:

1.
The quarterly report on Form 10-Q of Tuesday Morning Corporation for the period ended October 1, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: November 22, 2022	By:	/s/ Andrew Berger
Andrew Berger
Chief Executive Officer and Interim Chief Financial Officer